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                                                                    EXHIBIT 23.3

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption 'Experts' in the Registration Statement (Form F-3) and related Prospectus of ING Groep N.V. for the registration of $1,000,000,000 of its debt securities and to the incorporation by reference therein of our report dated March 21, 2005, with respect to the consolidated financial statements of ING Belgium S.A. / N.V. included in ING Group N.V.'s Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Brussels, Belgium

November 24, 2005

Ernst & Young Reviseurs d' Enterprises S.C.C.

            represented by

/s/ Ludo Swolfs             /s/ Danielle Vermaelen
------------------          -------------------------
    Ludo Swolfs                 Danielle Vermaelen
     Partner                         Partner